CREDIT INSURANCE RECOURSE ADDENDUM


      This Credit Insurance Recourse Addendum is made to that certain Floorplan Repurchase Agreement entered into by and between TRAK International, Inc., Omniquip International, Inc., Lull International, Inc. (f/k/a Lull Industries, Inc.), and Snorkel International, Inc. (individually and collectively "Vendor") and DEUTSCHE FINANCIAL SERVICES CORPORATION (f/k/a ITT Commercial Finance Corp.) ("DFS-US") and Deutsche Financial Services, a division of Deutsche Bank Canada (successor in interest to ITT Commercial Finance, a division of ITT Industries of Canada Ltd.)(DFS-US and DFS_Canada being collectively referreed to as "DFS"), as of October 2, 1990, as amended ("Agreement").

                          R - E - C - I - T - A - L - S

      WHEREAS, Vendor has requested DFS to provide financing to certain Dealers (as defined in the Agreement) who desire to purchase Merchandise from Vendor under loan documentation different than DFS' normal documentation and without DFS obtaining a security interest in the inventory of such Dealers; and

      WHEREAS, DFS is willing, in DFS' discretion, to provide financing to such Dealers under nonstandard documentation and without obtaining a security interest, and/or purchase from Vendor the loans made by Vendor to such Dealers only if Vendor guaranties to DFS that DFS will not incur any losses by providing financing to such financing; and

      WHEREAS Vendor and DFS desire to amend the Agreement as set forth herein.

      NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vendor and DFS agree as follows:

      1.      The following is hereby added to the Agreement:

              "In addition to all other obligations of Vendor set forth in this Agreement, as amended or to be amended, in consideration of financing provided or to be provided by DFS, in its discretion, to Dealers under loan documentation different than DFS' normal documentation and without DFS obtaining a security interest in the inventory of such Dealers (each a "Credit Insured Dealer"), and/or DFS purchasing from Vendor the loans made by Vendor to Credit Insured Dealers, in each case to enable such Credit Insured Dealers to purchase Merchandise from Vendor, and for other good and valuable consideration received: (a) Vendor will obtain credit insurance policy(ies) from such company or companies acceptable to DFS from time to time which policy(ies) insure(s) Vendor and DFS as joint insureds against loss on such loans to Credit Insured Dealers, such insurance to be in such amount, with co-insurance provisions (not to exceed ten percent), and on terms acceptable to DFS; (b) Vendor will inform each such Credit Insured Dealer and DFS of the credit limit determined by the issuer of the credit insurance immediately upon notice of such determination or any subsequent redetermination by the insurance company(ies); and
              (c)(i) Vendor will repurchase Merchandise of each Credit Insured Dealer which DFS repossesses or comes into the possession of (such Merchandise of Credit Insured Dealers being hereby incorporated into the definition of Merchandise in the Agreement) on the terms set forth elsewhere in this Agreement, and (ii) to the extent that DFS cannot lawfully repossess or obtain possession of any or all Merchandise for which such Credit Insured Dealer owes any indebtedness, or that any or all such Merchandise of a Credit Insured Dealer is not subject to repurchase by Vendor under this Agreement, Vendor will jointly, severally, unconditionally and absolutely guaranty to DFS, from property held separately, jointly or in


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

              community, the immediate payment when due of all current and future Liabilities owed by each Credit Insured Dealer (whether owed directly to DFS or purchased by DFS from Vendor) as a result of the extension of financing to any such Credit Insured Dealer to enable such Credit Insured Dealer to purchase Merchandise from Vendor. Credit Insured Dealers will be identified for the purposes of this Agreement by being listed on Exhibit A attached hereto and incorporated herein by reference and/or being listed or referred to in any credit insurance policy as a "buyer", "obligor", "dealer", "lessee" or other similar term. The term "Liabilities" as used in this paragraph will mean: the principal balance and any finance charges due and owing by the Credit Insured Dealer either directly to DFS or to Vendor and subsequently purchased by DFS from Vendor, and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by DFS in attempting to collect such principal and/or finance charges from the Credit Insured Dealer. Vendor will immediately pay DFS the amount owed under the terms of this paragraph on receipt of notice from DFS that Liabilities (as defined herein above) exist with respect to any Credit Insured Dealer to the extent (1) that any insurance company has, for any reason whatsoever, not paid DFS all amounts (other than the amount of coinsurance) owed by a Credit
              Insured Dealer immediately upon demand by DFS or Vendor to the relevant insurance company for such payment; (2) of the amount of coinsurance under the relevant insurance policy covering the Credit Insured Dealer; (3) that DFS is not paid in full for all indebtedness of each Credit Insured Dealer (regardless of any other limitations in this Agreement as amended or to be amended).

              This guaranty will not be released, discharged or affected by the impairment, sale or other disposition of any inventory of Credit Insured Dealer, and Vendor acknowledges that DFS may not have a security interest in any assets of a Credit Insured Dealer. Vendor will pay DFS even if DFS has not (i) notified the Credit Insured Dealer that it is in default, or (ii) exercised any of its rights or remedies against the Credit Insured Dealer, any credit insurance company, or any other person or any current or future collateral. If Credit Insured Dealer hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations which such new or changed legal entity owes to DFS.

              Vendor irrevocably waives any right of contribution from any third party, notice of the number and amount of advances made by DFS to any Credit Insured Dealer in reliance on this Guaranty and any claim or action against Credit Insured Dealer; all rights of offset against DFS or Credit Insured Dealer; all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement). Vendor further waives all defenses based on suretyship or impairment of collateral, and defenses which the Dealer may assert on the underlying debt, including but not limited to, breach of warranty, fraud, payment of disputed amounts, statute of frauds, bankruptcy, statute of limitations, lender liability and, deceptive trade practices."

      2. Except as modified by this Addendum, all terms and provisions of the Agreement shall remain in place in full force and effect, shall be applicable to the Dealers, and shall constitute the entire agreement among the parties.

      3. Except as otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Agreement.

      4. The recitals set forth herein above are hereby incorporated into and shall form a part of this Addendum, the truth and accuracy of which are evidenced by each party's execution hereof.

      IN WITNESS WHEREOF, Vendor and DFS have executed this Credit Insurance Recourse Addendum by their duly authorized representatives all as of the 7th day of May, 1999.

OMNIQUIP INTERNATIONAL, INC.             DEUTSCHE FINANCIAL SERVICES CORPORATION

By:/s/ Allan J. Jablonsky                By:/s/ Bobby Hawkins
   ------------------------------           ----------------------------------
   Title:  Assistant Treasurer              Title:  VP Operations


TRAK INTERNATIONAL, INC.                 LULL INTERNATIONAL, INC.

By:/s/ Allan J. Jablonsky                By:/s/ Allan J. Jablonsky
   ------------------------------          -----------------------------------
   Title:  Assistant Treasurer           Title:  Assistant Treasuer


SNORKEL INTERNATIONAL, INC.

By:/s/ Allan J. Jablonsky
   ------------------------------
   Title:  Assistant Treasurer





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